Overview of Reckson / SL Green
Transaction

August 2006

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this presentation are forward-looking statements. All forward-looking statements speak only as of the date of this presentation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of SL Green, Reckson and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Reckson, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in Reckson’s and
SL Greens’ filings with the Securities and Exchange Commission. Neither Reckson nor SL Green assume any obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

EXCEL SOURCE range
$B$4:$T$22 copied at 15-
Mar-2005 16:50:54 :
astrology\Presentation\Ast
rology Synergy
Presentation\Riders\05
Deal Synergies 26-01-
2005.xls(Deal Summary)

Where to Find Additional Information

This presentation does not constitute an offer of any securities for sale. In connection with the proposed transaction, SL Green and Reckson expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed transaction with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about SL Green and Reckson and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by SL Green and Reckson with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from SL Green or Reckson by directing such request to: SL Green 420 Lexington Avenue, New York, NY 10170, Attention: Investor Relations, or Reckson 225
Broadhollow Road, Melville, NY 11747, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

SL Green and Reckson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Reckson in connection with the merger. Information about
SL Green and its directors and executive officers, and their ownership of SL Green securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of SL Green, which was filed with the SEC on April
17, 2006. Information about Reckson and its directors and executive officers, and their ownership of Reckson securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Reckson, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Outline

Transaction Overview

Board Process Designed to Deliver Shareholder Value

Valuation Analysis of Management Led Group Acquisition

Conclusion

Transaction Overview

Transaction Terms

SL Green acquires Reckson for $43.31 per share (based on SL Green stock price of $112.00 on
8/2/06)

$31.68 in cash and a fixed exchange ratio of 0.10387 shares of SL Green common stock

Sale of 100% of the stock of Reckson

One-step merger

No financing contingency

Transaction is not subject to SL Green shareholders’ approval

Transaction is not subject to Management and Investor Group closing on its purchase of assets from SL Green

Reckson Senior Management and Marathon Asset Management (“Investor Group”) under contract with SL Green to acquire various assets ($2.1 billion)

Long Island assets, New Jersey assets, Eastridge portfolio (Westchester assets), Reckson’s interest in Australian LPT, 50% of Reckson’s position in RSVP, suburban structured finance notes

Customary break-up fee of approximately 3% of equity value

Transaction Rationale

$43.31 per share (based on SL Green stock price of $112.00 on 8/2/06) offers attractive valuation for shareholders

Represents an implied cap rate on the entire portfolio of 5.2% (with no transaction costs)
and 4.9% (with transaction costs) based upon 2007E NOI

16.2x consensus 2007E FFO multiple v. Reckson’s 13.0x 3-year average

Opportunity for shareholders to capitalize on historically high valuations in office sector

Over the past five years, the average comparable office REIT forward FFO multiple has increased from approximately 8.0x to approximately 16.0x

Most office REITs trading at or near 52-week highs and at historically low cap rates

Shareholders receive approximately $1 billion of SL Green stock

Ability to participate in SL Green upside

Overview of Transaction

Reckson Board elected to explore a sale process to capitalize on current office market environment

Abundance of capital in the private market targeted for large real estate deals

Unprecedented pricing achieved in office real estate transactions, particularly in New York
City assets

Historically high valuations of REIT stocks

Goldman Sachs and Citigroup led a comprehensive auction process to solicit bids for the entire
Company

Broad group of buyers invited to participate (8 likely bidders contacted)

Others contacted the company during the sale process and were invited to bid

Bidder universe was selected based on ability to pay, ability to do a transaction of this size, and participation in recent similar auction processes

Strategic and financial buyers, both public and private

No bidder or combination of bidders were willing to pay more than SL Green’s final offer, a valuation it was only able to achieve with Management participation

Management and Investor Group participation only considered after auction participants indicated
that they would pay more if there were an alternative solution for certain assets they considered less desirable

Overview of Transaction

Rigorous, deliberative Independent Committee process designed to ensure shareholders receive maximum value for their investment

Considered all reasonable alternatives to deliver full value to shareholders

Goldman Sachs advised the Committee of Independent Directors and provided an opinion to the Committee that the transaction consideration was fair from a financial point of view

Greenhill provided an opinion that the sale of the assets to Management was fair from a financial point of view

Wachtell, Lipton advised Independent Committee

Attractive price of $43.31 per share (based on SL Green stock price of $112.00 on 8/2/06)

$31.68 in cash and a fixed exchange ratio of 0.10387 shares of SL Green common stock

11.0% premium to Wall Street average NAV of $39.00 (as of 7/2/06 prior to market rumors)

Valuation supported by net asset value analysis, FFO multiples analysis, cap rate analysis and selected comparable transactions analysis

Implied deal price of $43.31
Closing Price (USD)
$50
$45
$40
$35
$30
$25
$20
$15
$10
May-1995
Sep-1996
Jan-1998
Jun-1999
Oct-2000
Feb-2002
Jun-2003
Oct-2004
Aug-2006
Daily from 26-May-1995 to 02-Aug-2006

Reckson Shareholders Have Received a 634% Total Return
Since IPO, Representing a CAGR of 20%

Source: Factset, Bloomberg

EXCEL SOURCE copied at
05-Aug-2006 00:33:51 :
rsvp06\Shareholder
Presentations\BW_Price
Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
05-Aug-2006 10:10:14 :
rsvp06\Shareholder
Presentations\BW_Price
Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
05-Aug-2006 17:59:09 :
rsvp06\Shareholder
Presentations\WP\BW_Pric
e Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 15:12:56 :
RSVP06\Shareholder
Presentations\WP\BW_Pric
e Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 15:13:35 :
RSVP06\Shareholder
Presentations\8.6.06\BW_P
rice Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 23:09:44 :
RSVP06\Shareholder
Presentations\8.6.06\BW_P
rice Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 23:10:08 :
RSVP06\Shareholder
Presentations\8.6.06\BW_P
rice Volume 8 4 2006  ver
2.xls(ra usd (Daily))

250%
240%
230%
220%
210%
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100%
90%
Total Return (%)
Sep-2003
Dec-2003
Apr-2004
Jul-2004
Nov-2004
Feb-2005
Jun-2005
Sep-2005
Dec-2005
Apr-2006
Aug-2006
Reckson Associates Realty Corp.
S&P 500 Index (Reported Basis)
MSCI US REIT Index
Comparable Office REIT Index

Reckson Shareholders Have Received a 130% Total Return
Since Corporate Restructuring, Representing a CAGR of 33%

Source: Factset, Bloomberg

Note:  Total returns include dividends.  Office REIT Index is a market-cap weighted index comprised of AFR, BDN, BXP, CRE, CEI, CLI, EOP, MPG, SLG, TRZ and VNO

EXCEL SOURCE copied at
05-Aug-2006 00:33:51 :
rsvp06\Shareholder
Presentations\BW_Price
Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
05-Aug-2006 10:10:14 :
rsvp06\Shareholder
Presentations\BW_Price
Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
05-Aug-2006 17:59:09 :
rsvp06\Shareholder
Presentations\WP\BW_Pric
e Volume 8 4 2006  ver
2.xls(ra usd (Daily))

EXCEL SOURCE copied at
05-Aug-2006 20:59:12 :
rsvp06\Shareholder
Presentations\ra pv.xls(ra
usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 15:19:35 :
RSVP06\Shareholder
Presentations\8.6.06\PV
Since Restructuring.xls(ra
usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 16:27:52 :
RSVP06\Shareholder
Presentations\8.6.06\PV
Since Restructuring.xls(ra
usd (Daily))

EXCEL SOURCE copied at
06-Aug-2006 19:59:57 :
RSVP06\Shareholder
Presentations\8.6.06\Archiv
e\Since Corporate
Restructuring_08 02
06.xls(9-10-03 Chart)

17.0
15.0
13.0
11.0
9.0
7.0
3Q'01
4Q'01
1Q'02
2Q'02
3Q'02
4Q'02
1Q'03
2Q'03
3Q'03
4Q'03
1Q'04
2Q'04
3Q'04
4Q'04
1Q'05
2Q'05
3Q'05
4Q'05
1Q'06
2Q'06
Today

Reckson’s FFO Multiple at All-Time High

Source : Factset, IBES Consensus estimates as of 8/2/06

EXCEL SOURCE copied at
05-Aug-2006 00:48:11 :
rsvp06\Shareholder
Presentations\01 07
BW_REIT ISPH 08 04 06
ver 02.xls(7-10-2006 Chart)

EXCEL SOURCE copied at
05-Aug-2006 10:11:40 :
rsvp06\Shareholder
Presentations\02 07
BW_REIT ISPH 08 04 06
ver 02.xls(7-10-2006 Chart)

EXCEL SOURCE copied at
05-Aug-2006 13:05:15 :
RSVP06\Fairness
Presentation to
Board\Analysis\15
Office_CSC_SNL
RA.xls(Chart1 - update)

EXCEL SOURCE copied at
05-Aug-2006 13:52:58 :
RSVP06\Shareholder
Presentations\15
Office_CSC_SNL
RA.xls(Chart1 - update)

EXCEL SOURCE copied at
06-Aug-2006 13:05:09 :
RSVP06\Shareholder
Presentations\16
Office_CSC_SNL
RA.xls(Chart1 - update)

EXCEL SOURCE copied at
07-Aug-2006 09:51:58 :
RSVP06\Shareholder
Presentations\16
Office_CSC_SNL
RA.xls(Chart1 - update)

July 13
RA mentioned on
'Mad Money'
July 19
Citi Research Report
July 28
Bank of America
Research Report
Closing Price
$45.0
$44.5
$44.0
$43.5
$43.0
$42.5
$42.0
$41.5
$41.0
$40.5
Volume (000)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Daily from 02-Jul-2006 to 02-Aug-2006
Volume
Stock Price

Price Increase Over 30 Days Prior to Announcement

Source: Factset

EXCEL SOURCE copied at
05-Aug-2006 00:42:28 :
rsvp06\Shareholder
Presentations\01 07
BW_REIT ISPH 08 04 06
ver 02.xls(7-10-2006 PV)

EXCEL SOURCE copied at
05-Aug-2006 10:11:08 :
rsvp06\Shareholder
Presentations\02 07
BW_REIT ISPH 08 04 06
ver 02.xls(7-10-2006 PV)

EXCEL SOURCE copied at
06-Aug-2006 15:27:54 :
RSVP06\Shareholder
Presentations\8.6.06\02 07
BW_REIT ISPH 08 02
06.xls(7-10-2006 PV)

EXCEL SOURCE copied at
06-Aug-2006 15:28:47 :
RSVP06\Shareholder
Presentations\8.6.06\02 07
BW_REIT ISPH 08 02
06.xls(7-10-2006 PV)

EXCEL SOURCE copied at
06-Aug-2006 23:14:24 :
RSVP06\Shareholder
Presentations\8.6.06\02 07
BW_REIT ISPH 08 02
06.xls(7-10-2006 PV)

   Reckson stock price at time of announcement reflected run-up of office REIT stocks after series of take-private transactions, as well as market rumors of sale process

EXCEL SOURCE copied at
07-Aug-2006 12:52:26 :
RSVP06\Shareholder
Presentations\8.6.06\03 07
BW_REIT ISPH 08 02
06.xls(7-10-2006 PV)

EXCEL SOURCE copied at
07-Aug-2006 13:15:43 :
RSVP06\Shareholder
Presentations\8.6.06\03 07
BW_REIT ISPH 08 02
06.xls(7-10-2006 PV)

Day Prior to Announcement (8/02/06)	Proposed Transaction $43.31	30 Days Prior to Announcement 7/2/2006	Proposed Transaction $43.31
Stock Price	$43.95	-1.5%	$41.38	4.7%
30-Day Average	42.66	1.5%	39.57	9.4%
45-Day Average	41.02	5.6%	39.30	10.2%
60-Day Average	40.46	7.0%	39.77	8.9%
One-Year Average	38.22	13.3%	37.48	15.6%
Street Average NAV[1]	39.35	10.1%	39.00	11.0%

Overview of Transaction
Transaction Premium Analysis

EXCEL SOURCE range
$B$6:$G$22 copied at 05-
Aug-2006 00:51:55 :
rsvp06\Shareholder
Presentations\34 Reckson
Valuation (+AFFO)
v4.xls(Premium)

EXCEL SOURCE range
$B$6:$G$22 copied at 05-
Aug-2006 00:54:38 :
rsvp06\Shareholder
Presentations\34 Reckson
Valuation (+AFFO)
v4.xls(Premium)

EXCEL SOURCE range
$B$6:$G$23 copied at 05-
Aug-2006 10:16:49 :
rsvp06\Shareholder
Presentations\34 Reckson
Valuation (+AFFO)
v4.xls(Premium)

EXCEL SOURCE range
$B$6:$G$13 copied at 05-
Aug-2006 17:11:09 :
RSVP06\Shareholder
Presentations\35 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$13 copied at 05-
Aug-2006 17:11:32 :
RSVP06\Shareholder
Presentations\35 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$13 copied at 05-
Aug-2006 17:12:08 :
RSVP06\Shareholder
Presentations\35 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$13 copied at 06-
Aug-2006 16:31:22 :
RSVP06\Shareholder
Presentations\35 Reckson
Valuation (+AFFO)
v3.xls(Premium)

1Bank of America is excluded from the 8/02/06 street average NAV due to the significant increase in Bank of America’s NAV calculation from $39.25 on 5/5/06
(per SNL Datasource) to $47.48 on 7/28/06 (per SNL Datasource), which accompanied a research piece regarding rumors of a sale of Reckson

EXCEL SOURCE range
$B$6:$G$13 copied at 06-
Aug-2006 20:03:00 :
RSVP06\Shareholder
Presentations\36 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$13 copied at 06-
Aug-2006 20:51:29 :
RSVP06\Shareholder
Presentations\36 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$15 copied at 07-
Aug-2006 15:40:53 :
RSVP06\Shareholder
Presentations\37 Reckson
Valuation (+AFFO)
v3.xls(Premium)

EXCEL SOURCE range
$B$6:$G$14 copied at 09-
Aug-2006 10:31:47 :
RSVP06\Shareholder
Presentations\37 Reckson
Valuation (+AFFO)
v3.xls(Premium)

Pricing of Comparable Office REIT Transactions

Announcement       8/3/06                                               6/5/06                                               3/6/06                                             12/22/05

Date

Markets                       NYC                                                   New York                                         Washington D.C.                       Southern California

                                          Long Island                       Los Angeles                       Northern California

                                          Westchester                       Washington D.C.                Southern California

                                          New Jersey                        Other                                                  Other

                                          Connecticut

                                          Other

Implied Cap               5.2%

Rate

Price PSF                   Approx. $345

Consideration          23% Stock / 77% Cash      100% Cash                        100% Cash                        100% Cash

Buyer                             SL Green                                        Brookfield/ Blackstone       Blackstone                                     GECC

                                      Reckson                                             Trizec                                           CarrAmerica                                       Arden

Board Process Designed to Maximize
Shareholder Value

Committee of Eight Independent Board Directors
8 of 10 Board Members are Independent

Peter Quick
(Lead Director)

Director since 2002.  Member of Board of The Depository Trust & Clearing Corporation, Board of Directors of
NASD insurance agency.  Former President of the American Stock Exchange and Member of its Board of
Governors. Former President and Chief Executive Officer of Quick & Reilly, Inc.  Former Chairman of Midwest
Securities Trust Co

Director since 2004.  Former CEO and President of Equity Residential. Former member of Board of Governors of National Association of Real Estate Investment Trusts

Director since 2004.  Partner at Promontory Financial Group.  Former Superintendent of Banks of the State of
New York

Director since 2002.  Director of Atlanta Sosnoff Capital Corp, NYU Medical Center and Vice Chairman of  NYU
Downtown Hospital.  Former President and Director of J.P. Morgan & Co

Director since 1997.  Chairman of Bank United Corp, Chairman and CEO of Ranieri & Co.  Chairman of
Hyperion Capital Management.  Director of Transworld Healthcare, Hyperion Term Trust

Director since 2004.  Former CFO, Vice Chairman and Director of J.P. Morgan & Co. Inc, former member of
Board of Trustees of the Financial Accounting Foundation and former Chairman of the Board of Financial
Executives Institute

Director since 2004.  Former Chairman and CEO of Sony Retail Entertainment.  Former Executive Vice
President and COO of Walt Disney Imagineering

Director since 2006.  Managing Director and Practice Co-Head of Navigant Capital Advisors.  Founding
Member and Senior Managing Director of Casas, Benjamin & White, LLC.  Former President and Chief
Executive Officer of PrimeCare International, Inc., Vice President of Mergers & Acquisitions of Caremark
International, Inc. Executive Vice President of CES Corporation and Chairman of the Board of Mediq, Inc

Ronald Menaker

Edward Casas

Douglas Crocker II

Elizabeth McCaul

Lewis Ranieri

John Ruffle

Stanley Steinberg

Name

Biography

Competitive, Full Auction Process for Sale of Entire Company

Stage 1: Initiation of Process Through Bid Date

Comprehensive sale process soliciting bids for entire company

Financial advisors invited broad group to participate in process on July 10, 2006 (8 participants invited into process, others contacted the company)

6 interested parties entered into confidentiality agreements and gained access to comprehensive on-line data room

Bidders engaged in formal due diligence; Goldman Sachs fielded buyer questions and worked with Management team

All bidders were offered formal diligence meetings with Management and the investment bankers

All bidders were told there was no special treatment for common OP unit holders or tax protection agreements prohibiting a transaction

Feedback included:

Rich valuations on cap rate and price per square foot basis

Low roll-over in NY portfolio; limited near term upside potential

Most buyers were primarily interested in New York City assets exclusively

Bidders were seeking solution for assets in portfolio in which they were not interested

Real estate transaction costs unusually high due to New York City related mortgage recording and transfer taxes

Large portion of non-income producing assets

Competitive, Full Auction Process for Sale of Entire Company

Stage 2: After Bids Submitted

SL Green submitted the most attractive initial bid for $42.50

Indicated potential to increase bid if there was an alternative solution for assets they did not want to acquire

Management and Investor Group entered into negotiations with SL Green to buy certain assets at closing

Price of assets determined through negotiation process

SL Green offer not continent on Management and Investor Group closing

SL Green was told that Management participation was not required

Independent Committee asked Goldman Sachs to revisit with bidders their interest in acquiring assets which Management was bidding to confirm maximum valuation

Portfolio acquired by Management and Investor Group was available to all bidders on comparable terms

No proposals were received that were superior to Management and Investor Group’s proposals on the assets they were buying

No bidder or combination of bidders were willing to pay more than SL Green’s final offer, a valuation it was only able to achieve with Management and Investor Group’s contract to acquire certain assets

Independent Committee reviewed comparison of Management and Investor Group’s bid by market to cap rates and per square foot values relative to comparable transaction values and received separate independent financial opinion from Greenhill

Valuation Analysis of
Management Led Group Acquisition

Transaction Overview

Assets Retained

by SLG

Assets Sold to

Investor Group

NYC Office Assets

Long Island Office Assets

Long Island Land

Westchester Office (ex Eastridge
Assets

Eastridge Office Assets

Stamford Office Assets

New Jersey Office Assets

New Jersey Development and Land

RSVP

25% interest in Australian
LPT and Responsible Entity

Structured Finance Notes

NYC Office Assets

Westchester Office (ex
Eastridge) Assets

Stamford Office Assets

Structured Finance Notes (ex
50% of Glen Cove and 100%
of Tilles notes)

50% of RSVP

Long Island Office Assets

Eastridge Office Assets

New Jersey Office Assets

Long Island Land

New Jersey Development
and Land

25% Interest in Australian
LPT and Responsible
Entity

50% of RSVP

Structured Finance Notes
100% of Tilles notes and
50% of Glen Cove notes

Reckson

SL Green

100% of Reckson

Merger
Consideration

$6.0 billion

=

$3.9 billion

$2.1 billion

+

Step 1: SLG acquires Reckson

Step 2: A partnership of Marathon Asset Management and

Reckson Senior Management (the “Investor Group”) acquires

various Reckson assets

+

Investor Group Purchase Valuation

Long Island and New Jersey Operating Properties(1)

Purchase price of $248 psf

6.0% Cap Rate on 2007E NOI

Eastridge Operating Properties(2)

Purchased at a 15.5% premium to initial purchase price in December 2005(3)

Purchase price of $198 psf

5.4% Cap Rate on 2007E NOI

Australia LPT(4)

$164m purchase price, including the management company

Non-income Producing Assets(5)

$179m purchase price

Purchased Reckson position in RSVP at 18.3% premium to book value(6)

Purchased New Jersey Land at 14.0% premium to book value(7)

Structured Finance Notes(8)

$66m purchase price

Investor Group Purchase Valuation Notes

Notes:

(1) Long Island includes 12 wholly owned properties as well as two JV properties and New Jersey includes 19 wholly owned properties as well as one JV property

(2) Eastridge includes 14 wholly owned office assets

(3) Reckson initially purchased the Eastridge portfolio in December 2005 for $247.0m. Management's purchase price of $285.2m represents a 15.5% premium to this this initial purchase price

(4) Australia LPT includes 25% interest in 24 office assets and the LPT Management Company.

Reckson previously sold 75% ownership interest in 24 operating properties for $139.8m over a period from September 21, 2005 (Tranche I), January 6, 2006 (Tranche II) to estimated October 1, 2006
(Tranche III).

(5) Includes land in Long Island and New Jersey as well as 50% interest in the RSVP

(6) Total purchase price of $32.5m represents a premium of 18.3% to the RSVP book value

(7) Purchase price of $46.5m represents a premium of 14.0% to book value

(8) Purchase at book value

Conclusion

Reckson Board elected to pursue sale process to allow shareholders to capitalize on current strong office market sales environment

Goldman Sachs and Citigroup led a comprehensive auction process to solicit bids for the entire
Company

Rigorous, deliberative Independent Committee process designed to ensure shareholders receive maximum value for their investment

Independent Committee realized maximum value for shareholders with SL Green offer

Management and Investor Group’s superior valuation on certain assets incrementally enhanced value

Sale of certain assets increased final SL Green offer

Price at which Management and Investor Group are buying assets determined through negotiation with SL Green with advisors providing market check

Attractive value of $43.31 per share

Represents an implied cap rate on the entire portfolio of 5.2% (with no transaction costs)
and 4.9% (with transaction costs) based upon 2007E NOI

Represents a valuation of approximately $345 per square foot on entire portfolio

Price supported by thorough auction process and financial analyses

No bidder or combination of bidders was willing to pay more than SL Green